AMT Capital Fund, Inc.
U.S. Selected Growth Portfolio - Class B Shares
Dealer Agreement


	AGREEMENT made this 5th day of March, 1996, by and between the AMT Capital Services, Inc., (the "Distributor"), a Delaware corporation, and Lehman Brothers Inc. (the "Dealer"), a Delaware corporation.

	In consideration of the agreements hereinafter contained, Distributor has agreed that Dealer for the period of this Agreement shall distribute the Class B shares (the "Shares") of the U.S. Selected Growth Portfolio (the "Portfolio"), a separate series of the AMT Capital Fund, Inc. (the "Fund") for which the Distributor serves as principal underwriter. The parties hereto, intending to be legally bound hereby, agree as follows:

1.	Licensing.

	(a)	Dealer represents that it is a member in good standing of the National
Association of Securities Dealers, Inc. ("NASD") and is presently licensed to the extent necessary by the appropriate regulatory agency of each state in which it will offer and sell Shares of the Portfolio.  Dealer agrees that termination or suspension of such membership with the NASD, or of its license to do business by any state or federal regulatory agency, at any time shall terminate or suspend this Agreement forthwith and shall require Dealer to notify Distributor in writing of such action. This Agreement is in all respects subject to Rule 26 of the Rules of Fair Practice of the NASD which shall control any provision to the contrary in this Agreement.

	(b)	Dealer agrees to notify Distributor immediately in writing if at any time
Dealer is not in good standing with the Securities Investor Protection
Corporation ("SIPC").

2.	Sales of Portfolio Shares.  Dealer may offer and sell Shares of the Portfolio only at the public offering price which shall be applicable to, and in effect at the time of, each transaction.  The procedures relating to all orders and the handling of them shall be subject to the terms of the then current prospectus and statement of additional information (hereafter, the "prospectus") and new account application, including amendments, for the Portfolio, and Distributor's written instructions furnished to Dealer from time to time.  This Agreement is not exclusive and either party may enter into similar agreements with third parties.



3.	Duties of Dealer : In General, Dealer agrees:

	    (a)	To act as principal, or agent on behalf of Dealer's customers, in all
	transactions in Shares of the Portfolio except as provided in paragraph 4 hereof.  Dealer shall not have any authority to act as agent for the issuer
(the Portfolio), for the Distributor, or for any other dealer in any respect, nor will Dealer represent to any third party that Dealer has such authority
		or is acting in such capacity.

	(b)	To purchase Shares only from Distributor, the Portfolio or from Dealer's
		customers.

	(c)	To enter orders for the purchase of Shares of the Portfolio only with
		Distributor or the Portfolio and only for the purpose of covering purchase
		orders Dealer has already received from Dealer's Customers or for Dealers
		own bona fide investment.

   	(d)	To maintain records of all sales and redemptions of shares made through
  Dealer and to furnish the Distributor with copies of such records on request.

 (e) To distribute prospectuses and reports to Dealer's customers in compliance with applicable legal requirements, except to the extent that the Distributor expressly undertakes to do so on Dealer's behalf.

 (f) That if payment for the shares purchased is not received within the time customary or the time required by law for such payment, the sale may be canceled without any responsibility or liability on the Distributor's part or on the part of the Protfolio, or at the Distribution's option, the Distributor may sell the shares which Dealer ordered back to the Portfolio, in which latter case Distributor may hold you responsible for any loss or profit suffered by the Distributor resulting from Dealer's failure to make payment as aforesaid. Distributor shall have no liability for any check or item returned unpaid to Dealer after Dealer has paid the Distributor on behalf of the purchaser. Distributor may refuse to liquidate investment unless Distributor receives the purchaser's signed authorization for the liquidation.

 (g) That Dealer shall assume responsibility for any loss to the Portfolio caused by a correction made subsequent to trade date, provided such correction was not based on any error, omission or negligence on Distributor's part and that the Dealer will immediately pay such loss to the Portfolio upon notification.

 (h) That if on a redemption which the Dealer has ordered, instructions in proper form, including outstanding certificates, are not received within the time customary or the time required by law, the redemption may be canceled forthwith without any responsibility or liability on the Distributor's part or on the part of the Portfolio or at the Distributor's option, it may buy the shares redeemed on behalf of the Portfolio, in which latter case Distributor may hold Dealer responsible for any loss to the Portfolio or loss of profit suffered by Distributor resulting from your failure to settle the redemption.

4.	Duties of Dealer: Retirement Accounts.  In connection with orders for the purchase of Shares on behalf of an Individual Retirement Account, Self-
Employed Retirement Plan or other retirement accounts, by mail, telephone, or wire, Dealer shall act as agent for the custodian or trustee of such plans solely with respect to the time of receipt of the application and payments),
and Dealer shall not place	such an order until the Dealer has received from
the Dealer's customer payment	for such purchase and if such purchase
represents the first contribution to such a plan, the completed documents necessary to establish the plan. Dealer agrees to indemnify Distributor and
AMT Capital Fund as applicable for any claim, loss or	liability resulting
from incorrect investment instructions received from the Dealer which cause a tax liability or other tax penalty.

5.	Conditional Orders.  Distributor will not accept from Dealer any conditional orders for Shares of the Portfolio.  If payment for the Shares purchased is not received within the time customary for such payments, the sale may be canceled forthwith without any responsibility or liability on our part or on the part of the Fund (in which case you will be responsible for any loss, including loss of profit suffered by the Fund resulting from your failure to make payment as aforesaid), or, at our option, we may sell the Shares ordered back to the Fund
(in which case we may hold you responsible for any loss, including loss of profit suffered by us resulting from your failure to make payment as aforesaid).
Termination or cancellation of this Agreement will not relieve you or us from the requirements of this paragraph.

6.	Redemptions.   Redemptions or repurchases of Shares will be made at the net asset value of such in accordance with the applicable prospectus.  Except as permitted by applicable law, Dealer agrees not to purchase any Shares from
Distributor's customers at a price lower than the redemption or repurchase prices then computed by the Portfolio.

7.	Transaction Processing.  All orders are subject to acceptance by the
Distributor and by the Portfolio or its transfer agent, and become effective only upon confirmation by the Distributor.  Distributor reserves the right in its discretion, without notice, to suspend the sale of Shares or withdraw the offering of Shares entirely.  Orders will be affected at the price(s) next computed on the day they are received from Dealer, as set forth in the
Portfolio's current prospectus, if they are received prior to the time the price of its Shares is calculated.  Orders received after that time will be
effected at the price(s) 	computed on the next business day.  All orders must
be accompanied by payment 	in U.S. dollars.

8.	Rule 12b-1 Plans.  To the extent Dealer provides administrative and other services, including, but not limited to, furnishing personal and other services and assistance to Dealer's customers who own Shares of the Portfolio pursuant to Rule 12b-1 under the 1940 Act, answering routine inquiries regarding the Portfolio, assisting in changing account designations and addresses, maintaining such accounts or such other services as the Portfolio may require, to the extent permitted by applicable statutes, rules, or regulations, Distributor shall pay the Dealer a Rule 12b-1 servicing fee. To the extent that Dealer participates in the distribution of Portfolio Shares which are eligible for Rule 12b-1 distribution fee, Distributor shall also pay Dealer a Rule 12b-1 distribution fee. All Rule 12b-1 servicing and distribution fees shall be based on the value of Shares attributable to customers of Dealer's firm and eligible for such payment, and shall be calculated on the basis and at the rates set forth in the compensation schedule then in effect. Without prior approval by a majority of the outstanding Shares of the Portfolio, the aggregate annual fees paid to the Dealer pursuant to each Plan shall not exceed the amounts stated as the "annual maximums" in the Portfolio's prospectus, which amount shall be a specified percent of the value of the Portfolio's net assets held in Dealer's customers' accounts which are eligible for payment pursuant to this Agreement (determined in the same manner as the Portfolio uses to compute its net assets as set forth in its effective Prospectus).

	Dealer shall furnish Distributor and the Portfolio with such information as shall reasonably be requested by the Board of Directors (herein after referred to as "Directors") of the Fund with respect to the fees paid to Dealer pursuant to this Agreement.

	The Plan and provisions of any agreement relating to the Plan must be approved annually by a vote of the Fund's Directors, including such persons who are not interested persons of the Fund and who have no financial interest in the Plan or any related agreement ("Rule 12b-1 Directors").  The Plan or the provisions of this Agreement relating to the Plan may be terminated at any time by the vote of a majority of the Fund's Board of Directors, including Rule 12b-1 Directors, or by a vote of a majority of the outstanding Shares of the Portfolio, on sixty
(60) days written notice, without payment of any penalty.  The Plan or the provisions of this Agreement may also be terminated by any act that terminates the Distribution Agreement between AMT Capital Services, Inc. and the Portfolio.
In the event of the termination of the Plan for any reason, the provisions of this Agreement relating to the Plan will also terminate.

	Continuation of the Plan and provisions of this Agreement relating to the Plan are conditioned on compliance with Rule 12b-1.  Under Rule 12b-1, Directors of the Fund have a duty to request and evaluate, and persons who are party to any agreement related to a plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued.  Under Rule 12b-1, the Portfolio is permitted to implement or continue the Plan or the provisions of this
Agreement relating to such Plan from year-to-year only if, based on certain legal considerations, the Board of Directors is able to conclude that the Plan may be continued as set forth above.  In addition, any obligation assumed by the
Portfolio pursuant to this Agreement shall be limited in all cases to the assets of the Portfolio and no person shall seek satisfaction thereof from shareholders of the Portfolio.

 The provisions of the Rule 12b-1 Plan between the Portfolio and the Distributor shall control over the provisions of this Agreement in the event of any inconsistency.

9.	Registration of Shares.   Upon request, Distributor shall notify Dealer of
the States or other jurisdictions in which the Portfolio's Shares are currently registered or qualified for sale to the public. Distributor shall have no obligation to register or qualify, or to maintain registration or qualification of the Portfolio Shares in any state or other jurisdiction. Distributor shall have no responsibility, under the laws regulating the sale of securities in any U.S. or foreign jurisdiction, for the qualification or status of persons selling Portfolio Shares or for the manner of sale of Portfolio Shares. Except as stated in this paragraph, Distributor shall not, in any event, be liable or responsible for the issue, form, validity, enforceability and value of such Shares or for any matter in connection therewith, and no obligation not expressly assumed by the Distributor in this agreement shall be implied.
Nothing in this Agreement, however, shall be deemed to be a condition, stipulation or provision binding any person acquiring any security to waive compliance with any provision of the securities Act of 1933, or of the rules and regulations of Securities and Exchange Commission, or to relieve the parties hereto from any liability arising under the Securities Act of 1933.

10.	Fund information.	No person is authorized to give any information or make
any representations concerning Shares of any Portfolio except those contained in the Portfolio's current prospectus or in materials issued by the Distributor as information supplemental to such prospectus.  Distributor will supply prospectuses and additional information as issued.  Dealer agrees not to use other advertising or sales material relating to the Portfolio except that which
(a) conforms to the requirements of any applicable laws or regulations of any government or authorized agency in the U.S. having jurisdiction over the offering or sale of Shares of the Portfolio, and (b) is approved in writing by
Distributor in advance of such use.  Such approval may be withdrawn by
Distributor in whole or in part upon notice to Dealer, and Dealer shall, upon receipt of such notice, immediately discontinue the use of such sales literature, sales material and advertising.  The Dealer is not authorized to modify or translate any such materials without dealers prior written consent.

11.	Indemnification.  Dealer further agrees to indemnify, defend and hold harmless the Distributor, the Portfolio, their officers, directors and employees from any and all losses, claims, liabilities and expenses arising out of (1) any alleged violation by Dealer of any state or regulation (including without limitation the securities laws and regulations of the United States or any state or foreign country) or any alleged tort or breach of contract, in or related to the offer and sale by Dealer of Shares of the Portfolio pursuant to this Agreement (except to the extent that Dealer's negligence or failure to follow correct instructions received from Distributor is the cause of such loss, claim, liability or expense) provided that Distributor has notified
Dealer that the Portfolio or its Shares were not properly registered or qualified in that state, (2) any redemption or exchange pursuant to telephone instructions received from Dealer or Dealer's agent or employees, or (3) the breach by Dealer of any of the terms and conditions of this Agreement.

	Distributor further agrees to indemnify, defend and hold harmless the Dealer, its officers, directors and employees from any and all losses, claims, liabilities and expenses arising out of the breach by Distributor of any of the terms and conditions of this Agreement.

12.	Termination; Succession; Amendment.	Each party to this Agreement may
cancel its participation in this Agreement by giving written notice to the other parties. Such notice shall be deemed to have been given and to be effective on the date on which it was either delivered personally to the other parties or any officer or member thereof, or was mailed postpaid or delivered to a telegraph office for transmission to the other parties Chief Legal Officers at the addresses shown herein or in the most recent NASD Manual. This Agreement shall terminate immediately upon the appointment of a Trustee under the Securities Investor Protection Act or any other act of insolvency by Dealer.
The termination of this Agreement by any of the foregoing means shall have no effect upon transactions entered into prior to the effective date of termination or Distributor's obligation to pay Dealer Rule 12b-1 Servicing and Distribution fees under Section 8 of this Agreement relating to Shares of the Portfolio sold prior to the termination of this Agreement. A trade placed by Dealer subsequent to Dealer's voluntary termination of this Agreement will not serve to reinstate this Agreement. Reinstatement, except in the case of a temporary suspension of a dealer, will only be effective upon written notification by us. This Agreement shall be automatically terminated in the event of its assignment (as defined in the Investment
Company Act of 1940). Unless terminated as provided in the preceding sentence, this Agreement shall be binding upon each party's successors or assigns. This Agreement may be amended by Distributor at any time by written notice to the Dealer and Dealer's placing of an order or acceptance of payments of any kind after the affective date and receipt of notice of any such Amendment shall constitute Dealer's acceptance of such Amendment.

13.	Setoff; Dispute Resolution.	In the event of a dispute concerning any
provision of this Agreement, either party may require the dispute to be submitted to binding arbitration under the commercial arbitration rules of the
NASD or the American Arbitration Association.  Judgment upon any arbitration award may be entered by any state or Federal court having jurisdiction.  This
Agreement shall be construed	in accordance with the laws of the State of New
York, not including any provision	which would require the general application
of the law of another jurisdiction.

14.	Acceptance; Cumulative Effect.	This Agreement is cumulative and
supersedes any agreement previously in effect.  It shall be binding upon the
parties	hereto when signed by Lehman Brothers, Inc. and accepted by AMT Capital
Services, Inc.


AMT Capital Services, Inc.


By:   /s/ Alan M. Trager
      Alan M. Trager, President



Lehman Brothers, Inc.
							Address:
By:____________________________             	_____________________________
      (Signature)                           	_____________________________
Name:__________________________             Telephone:______________________
Title:_________________________             NASD CRD#____________________